As filed with the U.S. Securities and Exchange Commission on March 10, 2017

Registration No. 333-147058

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ModSys International Ltd.

(Exact name of registrant as specified in its charter)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 LBJ Freeway, Suite 210

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

2007 Award Plan

2003 Employee Share Option Plan (Previously known as the 1996 Employee Share Option Plan)

(Full title of the plans)

Brandon Edenfield

Chief Executive Officer

6600 LBJ Freeway, Suite 210

Dallas, Texas 75240

(206) 395-4152

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Alan D. Hambelton
Cooley LLP
1700 Seventh Avenue, Suite 1900
Seattle, WA 98101
(206) 452-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

ModSys International Ltd. (the “Registrant”) is filing these Post-Effective Amendments to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s ordinary shares, NIS 0.04 par value per share (the “Ordinary Shares”), issuable by the Registrant pursuant to its 2007 Award Plan and 2003 Employee Share Option Plan (Previously known as the 1996 Employee Share Option Plan) previously registered by the Registrant pursuant to the following registration statements:

●	Registration Statement on Form S-8 (File No. 333-193095), filed with the Securities and Exchange Commission on December 26, 2013;

●	Registration Statement on Form S-8 (File No. 333-181069), filed with the Securities and Exchange Commission on May 1, 2012;

●	Registration Statement on Form S-8 (File No. 333-175760), filed with the Securities and Exchange Commission on July 25, 2011;

●	Registration Statement on Form S-8 (File No. 333-165630), filed with the Securities and Exchange Commission on March 23, 2010;

●	Registration Statement on Form S-8 (File No. 333-158057), filed with the Securities and Exchange Commission on March 17, 2009;

●	Registration Statement on Form S-8 (File No. 333-152206), filed with the Securities and Exchange Commission on July 9, 2008;

●	Registration Statement on Form S-8 (File No. 333-147058), filed with the Securities and Exchange Commission on October 31, 2007; and

●	Registration Statement on Form S-8 (File No. 333-144798), filed with the Securities and Exchange Commission on July 24, 2007 (collectively, the “Registration Statements”).

The Registrant has terminated all offerings of its Ordinary Shares pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but which remain unsold and unissued under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 10, 2017.

ModSys International Ltd.

By:	/s/ Brandon Edenfield
Brandon Edenfield Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brandon Edenfield
Brandon Edenfield	Chief Executive Officer (Principal Executive Officer)	March 10, 2017

/s/ Richard T. Chance
Richard Chance	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2017

/s/ Scott Miller
Scott Miller	Chairman of the Board of Directors	March 10, 2017

/s/ Carla Corkern
Carla Corkern	Director	March 10, 2017

/s/ Regina O’Connor
Regina O’Connor	Director	March 10, 2017

/s/ Syver Norderhaug
/s/ Syver Norderhaug	Director	March 10, 2017

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